As filed with the Securities and Exchange Commission on November 24, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LYONDELLBASELL INDUSTRIES N.V.
(Exact name of Registrant as specified in its charter)

The Netherlands	98-0646235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Weena 737
3103AM Rotterdam
The Netherlands
31 10 275 5500
(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices)

LYONDELLBASELL INDUSTRIES N.V. 2010 LONG-TERM INCENTIVE PLAN
(Full titles of the Plans)

Craig B. Glidden
Weena 737
3103AM Rotterdam
The Netherlands
31 10 275 5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
		maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price per	aggregate offering	registration
to be registered	registered	share	price	fee
Class A ordinary shares, par value €0.04 per share	9,913,643 (1)	$29.03(2)	$287,793,057(3)	$20,520 (3)

(1)	This Registration Statement also covers an indeterminate amount of additional shares issuable to prevent dilution in the event of stock splits, stock dividends or similar adjustments of the outstanding Class A ordinary shares, as provided in the Plan.

(2)	Represents the average of the high and low prices of the Class A ordinary shares as reported on the New York Stock Exchange on November 23, 2010.

(3)	Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. The aggregate offering price and amount of registration fee have been computed based on the average of the high and low prices of Class A ordinary shares as reported on the New York Stock Exchange on November 23, 2010.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information. *
Item 2. Registrant Information and Employee Plan Annual Information. *

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the “Note” to Part I of Form S-8.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are hereby incorporated by reference into this Registration Statement:
(a)	Registration Statement on Form 10, as amended;

(b)	Quarterly Report on Form 10-Q for the quarter ended September 30, 2010;

(c)	Current Reports on Form 8-K dated November 12, 2010 and November 17, 2010 and Form 8-K/A dated November 24, 2010; and

(b)	The description of the Registrant’s Class A ordinary shares contained in the Registrant’s Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 28, 2010, as amended.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities.
     The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.
Item 5. Interests of Named Experts and Counsel.
     None.
Item 6. Indemnification of Directors and Officers.
     The Registrant assumed certain indemnification obligations for any person who served as a director or officer of its predecessor, LyondellBasell AF S.C.A., and its subsidiaries that were debtors under the joint bankruptcy proceeding under chapter 11 of the U.S. Bankruptcy Code during the period beginning January 6, 2009 (the “Bankruptcy Cases”), subject to certain exceptions. All of the Registrant’s current executive officers and most of its officers will be indemnified pursuant to this assumption under the Plan of Reorganization. Furthermore, pursuant to the Plan of Reorganization, to the extent that indemnification claims relate to acts or omissions prior to the commencement of the Bankruptcy Cases, any individual covered by the assumed indemnification obligations must first demonstrate that he or she has taken all reasonable actions to obtain payment under any applicable insurance policies, and that the insurers under the policies have disclaimed coverage or have informed such individual that the available limits of liability under the applicable policies have been exhausted. The Registrant will only be required to make a payment under the assumed indemnification obligations after the insurance policy has been exhausted or is not otherwise available. With respect to acts or omissions after the commencement of the Bankruptcy Cases and prior to the

Company’s emergence from chapter 11 proceedings on April 30, 2010, an insurance policy took effect on December 20, 2007 which covers such acts or omissions.
     Article 26 of Chapter XI of the Registrant’s Articles of Association contains mandatory indemnification provisions for the Registrant’s current and former directors and officers as described generally below.
     The Registrant is obligated to indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he (or a person or entity for whom he) is or was a member of the Management Board or a member of the Supervisory Board of the Registrant or is or was serving at the registrant’s request as a director, officer, employee or agent of another company or a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans. The Registrant’s indemnification obligation applies to all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred, except that our indemnification does not apply in respect of any claim, issue or matter as to which the person is adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to us, unless and only to the extent that the court in which such action suit or proceeding was brought or any other court having appropriate jurisdiction determines otherwise.
     Expenses (including attorneys’ fees) incurred in defending a proceeding may be paid by the Registrant in advance of the final disposition of such proceeding upon a resolution of the Management Board which will have been approved by the Supervisory Board with respect to the specific case upon receipt of an undertaking by or on behalf of the member of the Management Board, member of the Supervisory Board, director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Registrant.
     The Registrant has entered into indemnification agreements with its current directors and will enter into similar agreements with executive officers and certain officers and employees of LyondellBasell Industries N.V. The Registrant believes that these indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers and as officers and employees of LyondellBasell Industries N.V. The SEC has noted, however, that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
     The Registrant maintains directors’ and officers’ liability insurance coverage.
Item 7. Exemption from Registration Claimed.
     None.
Item 8. Exhibits.
     The following exhibits are filed as part of this Registration Statement:

4.1	-	Amended and Restated Articles of Association (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10/A filed with the Commission on July 26, 2010).

5.1	-	Opinion of Clifford Chance LLP, regarding the legality of the ordinary shares being registered hereunder.

23.1	-	Consent of PricewaterhouseCoopers LLP.

23.2	-	Consent of KPMG Audit S.à r.l.

23.3	-	Consent of Clifford Chance LLP (Included in Exhibit 5.1)

24.1	-	Powers of Attorney (Included on the signature page of this Registration Statement).

99	-	LyondellBasell Industries N.V. 2010 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.13 to the Registrant’s Form 10 filed with the Commission on April 28, 2010).

Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY
     Know all men by these presents, that each person whose signature appears below constitutes and appoints James L. Gallogly, C. Kent Potter, Craig B. Glidden, and each of them, each of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- or post-effective amendments to this Registration Statement, including without limitation any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, on the 24th day of November 2010.

LYONDELLBASELL INDUSTRIES N.V.
By:	/s/ James L. Gallogly
James L. Gallogly
Managing Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 24th day of November 2010.

Signature	Title

/s/ James L. Gallogly	Chief Executive Officer
James L. Gallogly	(Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Wendy M. Johnson Wendy M. Johnson	Chief Accounting Officer (Principal Accounting Officer)

/s/ Milton Carroll Milton Carroll	Director

/s/ Stephen F. Cooper Stephen F. Cooper	Director

/s/ Joshua J. Harris Joshua J. Harris	Director

Scott M. Kleinman	Director

/s/ Marvin O. Schlanger Marvin O. Schlanger	Director and Chairman of the Board

/s/ Jeffrey S. Serota	Director
Jeffrey S. Serota

/s/ Bruce A. Smith Bruce A. Smith	Director

/s/ Rudy M.J. van der Meer	Director
Rudy M.J. van der Meer

INDEX TO EXHIBITS

4.1	-	Amended and Restated Articles of Association (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10/A filed with the Commission on July 26, 2010).

5.1	-	Opinion of Clifford Chance LLP, regarding the legality of the ordinary shares being registered hereunder.

23.1	-	Consent of PricewaterhouseCoopers LLP.

23.2	-	Consent of KPMG Audit S.à r.l.

23.3	-	Consent of Clifford Chance LLP (Included in Exhibit 5.1)

24.1	-	Powers of Attorney (Included on the signature page of this Registration Statement).

99	-	LyondellBasell Industries N.V. 2010 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.13 to the Registrant’s Form 10 filed with the Commission on April 28, 2010).